Exhibit 10.1

EXECUTION VERSION

Ninth AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS Ninth AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of July 15, 2013, by and among BREITBURN OPERATING L.P., a Delaware limited partnership (the “Company”), BREITBURN ENERGY PARTNERS L.P., as Parent Guarantor (the “Parent”), BreitBurn GP, LLC (the “Parent GP”), BreitBurn Operating GP, LLC (the “General Partner”), the Subsidiaries of the Parent and/or the Company, as guarantors (the “Subsidiary Guarantors”, and together with the Parent, the Parent GP, and the General Partner, the “Guarantors”), EACH LENDER SIGNATORY HERETO, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”).

WITNESSETH:

WHEREAS, the Company, the Guarantors, Administrative Agent, Issuing Lender and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of May 7, 2010, as amended by the following: that certain First Amendment to Second Amended and Restated Credit Agreement and Consent and First Amendment to Security Agreement dated as of September 17, 2010, Second Amendment dated as of May 9, 2011, Third Amendment dated as of August 3, 2011, Fourth Amendment dated as of October 5, 2011, Fifth Amendment dated as of May 25, 2012, Sixth Amendment dated as of October 11, 2012, Seventh Amendment dated as of February 26, 2013 and Eighth Amendment to Second Amended and Restated Credit Agreement dated as of May 22, 2013 (as further amended, modified or restated from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Company upon the terms and conditions set forth therein;

WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, subject to the terms hereof, the undersigned Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.          Definitions.

(a)          Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment.

(b)          As used in this Amendment, the following terms shall have the meanings set forth below:

“Amendment Conditions Precedent” has the meaning given to such term in Section 7 of this Amendment.

“Amendment Effective Date” has the meaning given to such term in Section 7 of this Amendment.

Ninth Amendment

“Approved Form of Acquisition Agreement” means the Whiting Acquisition Agreement as in effect on the Amendment Effective Date.

“Equity Interest Collateral” means capital stock or other equity interests with respect to which a security interest may be perfected by delivery of a stock or other certificate and related stock powers.

“Filing Collateral” means property or assets, including intangible property and equity interests, with respect to which a security interest may be perfected by filing a financing statement in the central filing office of a State of the United States or the District of Columbia under the Uniform Commercial Code.

“Lead Arranger” means Wells Fargo Securities, LLC acting alone or through or with affiliates selected by it, in its capacity as the sole bookrunner and sole lead arranger with respect to this Amendment.

“Permitted Changes” means amendments, modifications and waivers that are not material and adverse to the Lenders.

“Specified Acquisition Agreement Representations” means representations and warranties relating to the Assets (as defined in the Whiting Acquisition Agreement) as are material to the interests of the Lenders, but only to the extent the Company has the right to terminate its obligations under the Whiting Acquisition Agreement as a result of a breach of such representations and warranties.

“Specified Representations” means representations and warranties made by the Parent, the Borrower and the other Loan Parties on the Amendment Effective Date relating to (a) corporate or other company existence of Loan Parties, (b) company authority of Loan Parties to deliver, execute and perform this Amendment and the Loan Documents required by the Amendment Conditions Precedent to be delivered on the Amendment Effective Date, (c) binding effect of this Amendment and the other Loan Documents required to be delivered on the Amendment Effective Date, (d) solvency as of the Amendment Effective Date (after giving effect to the Whiting Transactions) of the Parent and of the Company, in each case on a consolidated basis, (e) no conflicts of the Loan Documents delivered on the Amendment Effective Date with charter or other organizational documents, the Investment Company Act, Federal Reserve margin regulations, OFAC, the Federal Corrupt Practices Act, or the Patriot Act, and (f) the creation and validity of security interests which are required, pursuant to the Amendment Conditions Precedent, to be created on the Amendment Effective Date, and perfection of security interests which are required, by the Amendment Conditions Precedent, to be perfected on the Amendment Effective Date.

“Whiting Acquisition Agreement” means the Purchase and Sale Agreement by and between Whiting Oil and Gas Corporation, as seller, and the Company, as buyer, dated June 22, 2013.

“Whiting Transactions” means, collectively, the acquisition by the Company of the Assets as defined in the Whiting Acquisition Agreement.

SECTION 2.          Amendments to Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

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(a)          New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order:

“Ninth Amendment Closing Date” means the “Amendment Effective Date” as such term is defined in that certain Ninth Amendment to Second Amended and Restated Credit Agreement dated as of July 15, 2013 by and among the Company, the other Loan Parties party thereto, BreitBurn GP, LLC, the Administrative Agent, and the Lenders.

“Postle Field” means the Postle Field in Texas County, Oklahoma.

“Senior Secured Indebtedness” means, at any date, all Indebtedness of the Borrower under this Agreement, but excluding Indebtedness of the type described in clause (h) of the definition thereof (obligations with respect to Derivative Contracts).

“Transpetco” means Transpetco Pipeline Company, L.P., a Delaware limited partnership

“Triggering Event” means Parent’s receipt, at any time after Ninth Amendment Closing Date, of net cash proceeds from the issuance of common units (“Equity Proceeds”), as follows: (a) the first Triggering Event means receipt of Equity Proceeds in a cumulative amount of at least $175 million, and (b) the second Triggering Event means receipt of additional Equity Proceeds such that the cumulative amount received after Ninth Amendment Closing Date equals at least $350 million. By way of example, if the Parent receives Equity Proceeds in the amount of $200 million on August 20, 2013, Equity Proceeds in the amount of $100 million on November 20, 2013 and Equity Proceeds in the amount of $50 million on February 20, 2014, the first Triggering Event will have occurred on August 20, 2013 and the second Triggering Event will have occurred on February 20, 2014.

(b)          Amendments to Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended as follows:

(i)          The definition of “Aggregate Maximum Credit Amount” is amended to read as follows: “Aggregate Maximum Credit Amount” means the amount of $3,000,000,000.

(ii)         The definition of “Defaulting Lender” is hereby amended by deleting the phrase “, as reasonably determined by the Administrative Agent,” therefrom.

(iii)        The definition of “LIBOR” is amended and restated to read as follows:

“LIBOR” means

(a)          for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

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(b)          for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

(iv)        The definition of “Mortgages” is hereby amended by adding the phrase “and all additional mortgages delivered by the Loan Parties pursuant to Article IV of this Agreement” immediately after the phrase “described on Schedule 4.01 hereto”.

(v)         The definition of “Oil and Gas Properties” is hereby amended by adding the phrase “, pipelines” immediately after the phrase “, field gathering systems”.

(c)          Amendment to Section 3.03(b) (Capital Requirements). Section 3.03(b) of the Credit Agreement is hereby amended by changing the phrase “regarding capital requirements” to “regarding capital or liquidity requirements”.

(d)          Amendment to Section 3.07(b) (Replacement of Lenders). Section 3.07(b) of the Credit Agreement is hereby amended by adding the following sentence to the end of the last paragraph thereof:

“If any Lender required to make an assignment and delegation pursuant to this Section 3.07(b) shall refuse or fail to execute and deliver an Assignment and Assumption, such Lender shall be deemed, effective as of the date upon which such Lender shall have received payment of the amounts required to be paid pursuant to clause (ii) of the proviso to Section 3.07(b), to have executed and delivered such Assignment and Assumption.”

(e)          Amendment to Section 6.14(c) (Representations and Warranties - No Material Adverse Effect). Section 6.14(c) of the Credit Agreement is hereby amended by deleting the date “December 31, 2009” and replacing it with “December 31, 2012”.

(f)          Amendment to Section 8.05(e) (Limitation on Indebtedness). Clause (ii) of Section 8.05(e) of the Credit Agreement is hereby amended by changing the phrase “compliance with Section 8.15 and 8.16” to “compliance with Sections 8.14, 8.15 and 8.16”.

(g)          Amendment to Total Leverage Ratio. Section 8.15 of the Credit Agreement is hereby redesignated as Section 8.14 and it is amended and restated in its entirety to read as follows:

“8.14         Total Leverage Ratio.         Parent shall not permit the ratio of Total Indebtedness to EBITDAX for the four (4) fiscal quarters ending on the last day of each fiscal quarter beginning with the fiscal quarter ended September 30, 2013, to be greater than the ratio set forth below for such fiscal quarter (the “Maximum Total Leverage Ratio”):

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Four Fiscal Quarters Ending	Maximum Total Leverage Ratio

September 30, 2013	4.75 to 1.00*

December 31, 2013	4.75 to 1.00*

March 31, 2014	4.75 to 1.00*

June 30, 2014	4.50 to 1.00*

September 30, 2014	4.25 to 1.00*

December 30, 2014 and the last date of each fiscal quarter thereafter	4.00 to 1.00

* This number is subject to downward adjustment if a Triggering Event occurs, as set forth in the paragraph that follows this pricing grid.

; provided, that if a Triggering Event occurs, the Maximum Total Leverage Ratio amount shown above for the last day of the fiscal quarter in which such Triggering Event occurs, and for each date thereafter, shall be reduced as follows: (1) the occurrence of the first Triggering Event shall result in a reduction of the Maximum Total Leverage Ratio by .25, and (2) the occurrence of the second Triggering Event shall result in an additional .50 reduction, provided, however that (x) the Maximum Total Leverage Ratio shall in no event be reduced to less than 4.00 to 1.00 and (y) if Maximum Total Leverage Ratio is adjusted downward (the adjusted ratio being herein referred to as the “Adjusted Ratio”), the Maximum Total Leverage Ratio shall at no time thereafter exceed the Adjusted Ratio. For the avoidance of doubt and by way of examples,

(1) If the first Triggering Event occurs on September 20, 2013 and no Triggering Event occurs thereafter, (I) the Maximum Total Leverage Ratio shall be 4.50 to 1.00 for the four fiscal quarters ending on each of September 30, 2013, December 31, 2013 and March 31, 2014, (II) the Maximum Total Leverage Ratio shall be 4.25 to 1.00 for the four fiscal quarters ending on June 30, 2014, and (III) the Maximum Total Leverage Ratio shall be 4.00 to 1.00 for the four fiscal quarters ending on September 30, 2014 and thereafter.

(2) If the first Triggering Event occurs on September 20, 2013 and the second Triggering Event occurs on December 20, 2013, (I) the Maximum Total Leverage Ratio shall be 4.50 to 1.00 for the four fiscal quarters ending September 30, 2013, and (II) the Maximum Total Leverage Ratio shall be 4.00 to 1.00 for the four fiscal quarters ending on December 31, 2013 and thereafter.”

(h)          New Senior Secured Leverage Ratio. Section 8.15 is hereby redesignated as Section 8.14 and a new Section 8.15 is hereby added to the Credit Agreement as follows:

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“8.15         Senior Secured Leverage Ratio.

(a)          Parent shall not permit the ratio of Senior Secured Indebtedness to EBITDAX for the four (4) fiscal quarters ending on each fiscal quarter end date set forth below to be greater than the ratio set forth below for such fiscal quarter (the “Maximum Senior Secured Leverage Ratio”):

Four Fiscal Quarters Ending	Maximum Senior Secured Leverage Ratio*

September 30, 2013	3.00 to 1.00

December 31, 2013	3.00 to 1.00

March 31, 2014	2.75 to 1.00

June 30, 2014	2.75 to 1.00

Quarters ending after June 30, 2014	None

* Each number shown in this column is subject to downward adjustment if a Triggering Event occurs, as set forth in the paragraph that follows this pricing grid.

; provided, that (a) if the first Triggering Event occurs, the Maximum Senior Secured Leverage Ratio shown above for the last day of the fiscal quarter in which such Triggering Event occurs, and for each date thereafter, shall be reduced by .25, and (b) if the second Triggering Event occurs, the Maximum Senior Secured Leverage Ratio shall cease to apply from and after the date that such second Triggering Event occurs. For the avoidance of doubt and by way of examples,

(1) If the first Triggering Event occurs on September 20, 2013 and no Triggering Event occurs thereafter, the Maximum Senior Secured Leverage Ratio shall be 2.75 to 1.00 for the four fiscal quarters ending September 30, 2013, 2.75 to 1.00 for the four fiscal quarters ending December 31, 2013, 2.50 for the four fiscal quarters ending March 31, 2014, and 2.50 for the four fiscal quarters ending June 30, 2014.

(2) If the first Triggering Event occurs on September 20, 2013 and the second Triggering Event occurs on December 20, 2013, the Maximum Senior Secured Leverage Ratio shall be 2.75 to 1.00 for the four fiscal quarters ending September 30, 2013, and the Maximum Senior Secured Leverage Ratio shall not apply on any date thereafter.

(b) This covenant shall not apply to any quarter ending after June 30, 2014.”

(i)          Amendment to Section 11.06(c) (Register applicable to Lender assignments). Section 11.06(c) of the Credit Agreement is hereby amended as follows: (i) the word “agent” is hereby replaced with “non-fiduciary agent”; (ii) in the first sentence, after the words “principal amounts” the following words are added: “(and stated interest)”; (iii) the word “may” is changed to “shall” in the second sentence thereof; (iv) in the last sentence, after the word “Lender”, the following words are added: “but only to the extent of entries in the Register that applicable to such Lender”.

(j)          Amendment to Section 11.06(d) (Participations). Section 11.06(d) of the Credit Agreement is hereby amended by adding the following new paragraph to the end thereof:

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“Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

(k)          Jurisdiction and Venue. The first sentence of Section 11.19(c) of the Credit Agreement is hereby deleted and the following is inserted in lieu thereof:

“(c)          EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, any Swing line Lender, or any Related Party of the foregoing WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT or the transactions relating hereto or thereto, in any forum other than the courts of the state of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof. each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or any Swing line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the COMPANY, any other Loan Party OR BREITBURN GP, LLC or THEIR RESPECTIVE properties in the courts of any jurisdiction. ”

(l)          Compliance Certificate. Exhibit C to the Credit Agreement is hereby deleted and replaced with Exhibit C attached to this Amendment.

(m)        Commitments. Schedule 2.01 to the Credit Agreement is hereby replaced with Schedule 2.01 attached hereto.

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SECTION 3.          Borrowing Base; Elected Commitment Amount. Effective on the Amendment Effective Date, (a) the Borrowing Base is increased to $1,500,000,000 and (b) the Elected Commitment Amount is increased to $1,400,000,000.

SECTION 4.          Reallocation and Increase of Commitments; Departing Lender(s). Effective on the Amendment Effective Date:

(a)          The Lenders have agreed among themselves to reallocate their respective outstanding Loans and Commitments, and to, among other things, (i) permit one or more of the Lenders to increase their respective Commitments under the Credit Agreement (each, an “Increasing Lender”). In addition, each Lender that has a Commitment under the Credit Agreement prior to the Amendment Effective Date but no longer has a Commitment under the Credit Agreement after giving effect to this Amendment (each, a “Departing Lender”) desires to assign all of its rights and obligations as a Lender under the Credit Agreement to the other Lenders and to no longer be a party to the Credit Agreement.

(b)          Each of the Administrative Agent, the Issuing Lender, the Company and each other Loan Party hereby consents to the following: (i) the reallocation of the Commitments as set forth on Schedule 2.01 attached hereto, (ii) the reallocation of the outstanding Loans in accordance with each Lender’s Pro Rata Share as set forth on Schedule 2.01 attached hereto, (iii) the increase in each Increasing Lender’s Commitment as set forth on Schedule 2.01 attached hereto and (iv) each Departing Lender’s assignment of its rights, interests, liabilities and obligations under the Credit Agreement to the other Lenders. On the Amendment Effective Date and after giving effect to such reallocation and increase of the Commitments, the Elected Commitment Amount and Pro Rata Share of each Lender shall be as set forth on Schedule 2.01 attached hereto and the Commitment of the Departing Lender shall terminate. Each Lender hereby consents to the Commitments and Pro Rata Shares set forth on Schedule 2.01 attached hereto and makes such allocations among themselves such that after giving effect to this Amendment each Lender’s outstanding Loans shall equal such Lender’s Pro Rata Share. The reallocation of the Commitments among the Lenders, including the assignment by the Departing Lender of all of its rights, interests, liabilities and obligations under the Credit Agreement to the other Lenders, shall be deemed to have been consummated on the Amendment Effective Date pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if the Lenders and the Departing Lender had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the $3,000 processing and recordation fee set forth in Section 11.06(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 4.

(c)          If, as a result of the reallocation effected under this Section 4, any Lender incurs any losses, out-of-pocket costs or expenses as a result of any payment of LIBOR Loan prior to the last day of the Interest Period applicable thereto (whether by the Company or by reallocation of the outstandings of the LIBOR Loans under the Credit Agreement to effect the assignments provided herein) and such Lender makes a request for compensation, the Company shall, within 10 days of any written demand sent by such Lender to the Company through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, out-of-pocket costs or expenses incurred as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan. As used in this Subsection (b), the term “Lender” includes each Departing Lender.

(d)          On the Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 11.06 of the Credit Agreement (Successors and Assigns), including recording the assignments described herein in the Register, and such assignments shall be effective for purposes of the Credit Agreement.

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SECTION 5.          Guarantor Confirmation.

(a)          The Guarantors hereby consent and agree to this Amendment and each of the transactions contemplated hereby.

(b)          The Company and each Guarantor ratifies and confirms the debts, duties, obligations, liabilities, rights, titles, pledges, grants of security interests, liens, powers, and privileges existing by virtue of the Loan Documents to which it is a party.

(c)          The Company and each Guarantor agrees that the guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Security Agreements and Guaranties to which it is a party, are not impaired, released, diminished or reduced in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all Obligations.

(d)          The Company and each Guarantor acknowledges and agrees that all terms, provisions, and conditions of the Loan Documents to which it is a party (as amended by this Amendment) shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

SECTION 6.          Conditions of Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) that each of the conditions precedent set forth on Annex A hereto (the “Amendment Conditions Precedent”) shall have been satisfied.

Without limiting the generality of the provisions of the last paragraph of Section 10.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in Annex A, each Lender that has signed this Amendment (and its permitted successors and assigns) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto. The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date.

SECTION 7.          “Post-Closing” Requirements. As soon as reasonably practicable following the Amendment Effective Date, the Company shall (a) execute, deliver and record Mortgages with respect to properties and interests defined in the Whiting Acquisition Agreement as the Dry Trails Gas Plant, the Transpetco CO2 Pipeline, the Hough Pipeline, the Hardesty CO2 Pipeline and the Libby Ranch Project (b) pay any recordation taxes required with respect to the foregoing, and (c) deliver or cause to be delivered to Administrative Agent the documents, certificates and legal opinions described on Annex B hereto.

SECTION 8.          Representations and Warranties. Each of the Company and the Parent represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)          It, and each of the other Loan Parties signatory hereto and Parent GP, has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it and each other Loan Party and Parent GP requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

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(b)          The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it or any other Loan Party or the Parent GP is a party constitute the legal, valid and binding obligations of it and such other Loan Parties and the Parent GP, to the extent such Person is a party thereto, enforceable against such Person in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)          This Amendment does not and will not violate any provisions of any of the Organization Documents of the Parent, the Parent GP, the Company or any other Loan Party party hereto.

(d)          No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party or the Parent GP of this Amendment.

(e)          After giving effect to this Amendment, the delivery of the Loan Documents required to be delivered pursuant to the Amendment, the consummation of the Whiting Transactions and Credit Extensions being made on the Amendment Effective Date, the representations and warranties of the Company and each other Loan Party contained in Article VI of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 6.14(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and (b), respectively and the representation and warranty contained in Section 6.14(c) shall be deemed to refer to December 31, 2012 rather than December 31, 2009.

(f)          All governmental and shareholder consents (including, without limitation, Hart-Scott-Rodino clearance) and approvals necessary in connection with the Whiting Transactions have been received.

(g)          The Whiting Transactions have been, or contemporaneously with the effectiveness of this Amendment and the funding of the Credit Extension on the Amendment Effective Date are being, consummated in accordance with the terms and conditions of the Approved Form of Acquisition Agreement, without giving effect to any modification, amendment, waiver (including, for the avoidance of doubt, exercise by the Company of its option under Section 11.02 of the Acquisition Agreement not to require satisfaction of a condition precedent), supplement, addition or consent that is materially adverse to the Lenders (as reasonably determined by the Lead Arranger) unless approved by the Lead Arranger (such approval not to be unreasonably withheld, delayed or conditioned.

Notwithstanding the foregoing, it is understood and agreed that the accuracy of the above representations and warranties shall not be a condition to the effectiveness of this Amendment or the funding of the requested Loans on the Amendment Effective Date, except to the extent specifically set forth in paragraph 4 of Annex A attached hereto.

SECTION 9.          Miscellaneous.

(a)          Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)          Effect on the Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

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(c)          Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Company and the Parent hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect.

(d)          Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.

(e)          Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, each of the Company and the Parent represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of the Company or the Parent to Administrative Agent, Issuing Lender or any Lender.

(f)          Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(g)          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal laws of the United States of America.

(h)          Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10.         NO ORAL AGREEMENTS. The rights and obligations of each of the parties to the loan documents shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between such parties are superseded by and merged into such writings. This Amendment and the other written Loan Documents executed by the Company, the Parent gp, the Guarantors, Administrative Agent, Issuing Lender and/or Lenders represent the final agreement between such parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.

SECTION 11.         No Waiver. Each of the Company and the Parent hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Lender or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Lender or any Lender, (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Lender or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Lender or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

[Signature Pages Follow]

-11-	Ninth Amendment

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LOAN PARTIES:

BREITBURN OPERATING L.P., a Delaware limited partnership
By:	BreitBurn Operating GP, LLC, its general partner
BREITBURN ENERGY PARTNERS L.P., a Delaware limited partnership
By:	BreitBurn GP, LLC, its general partner
BREITBURN OPERATING GP, LLC, a Delaware limited partnership
BREITBURN FINANCE CORPORATION, a Delaware corporation
BREITBURN MANAGEMENT COMPANY, LLC, a Delaware limited liability company
ALAMITOS COMPANY, a California corporation
BREITBURN FLORIDA LLC, a Delaware limited liability company
By:	BreitBurn Operating L.P., its sole member
By:	BreitBurn Operating GP, LLC, its
general partner
BREITBURN FULTON LLC, a Delaware limited liability company
BEAVER CREEK PIPELINE, L.L.C., a Michigan limited liability company
GTG PIPELINE LLC, a Virginia limited liability company
MERCURY MICHIGAN COMPANY, LLC, a Michigan limited liability company
TERRA ENERGY COMPANY LLC, a Michigan limited liability company
TERRA PIPELINE COMPANY LLC, a Michigan limited liability company
PHOENIX PRODUCTION COMPANY, a Wyoming corporation
PREVENTIVE MAINTENANCE SERVICES LLC, a Colorado limited liability company

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

Signature Page to Ninth Amendment

PARENT GP:

BREITBURN GP, LLC,
a Delaware limited partnership

By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

Signature Page to Ninth Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, Issuing Lender, Swing Line Lender and a Lender

By:	/s/ Michael Real
Michael Real
Director

Signature Page to Ninth Amendment

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

Signature Page to Ninth Amendment

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Signature Page to Ninth Amendment

BANK OF MONTREAL,
as a Lender

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Director

Signature Page to Ninth Amendment

UNION BANK, N.A.,
as a Lender

By:	/s/ Lara Sorokolit
Name: Lara Sorokolit
Title: Vice President

Signature Page to Ninth Amendment

CITIBANK, N.A.,
as a Lender

By:	/s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

Signature Page to Ninth Amendment

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Mark E. Olson
Name: Mark E. Olson
Title: Authorized Officer

Signature Page to Ninth Amendment

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

Signature Page to Ninth Amendment

THE ROYAL BANK OF SCOTLAND plc,
as a Lender

By:	/s/ Sanjay Remond
Name: Sanjay Remond
Title: Authorised Signatory

Signature Page to Ninth Amendment

SOVEREIGN BANK, N.A.,
as a Lender

By:	/s/ David O’Driscoll
Name: David O’Driscoll
Title: Senior Vice President

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

Signature Page to Ninth Amendment

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jonathan H. Lee
Name: Jonathan H. Lee
Title: Vice President

Signature Page to Ninth Amendment

COMPASS BANK,
as a Lender

By:	/s/ Umar Hassan
Name: Umar Hassan
Title: Vice President

Signature Page to Ninth Amendment

COMERICA BANK,
as a Lender

By:	/s/ Ekaterina Evseev
Name: Ekaterina Evseev
Title: Assistant Vice President

Signature Page to Ninth Amendment

CREDIT SUISSE AG, Cayman Islands Branch,
as a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

Signature Page to Ninth Amendment

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

Signature Page to Ninth Amendment

TORONTO DOMINION (TEXAS) LLC,
as a Lender

By:	/s/ Marie Fernades
Name: Marie Fernades
Title: Authorized Signatory

Signature Page to Ninth Amendment

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	Parul June
Name: Parul June
Title: Vice President

Signature Page to Ninth Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Mark Roche
Name: Mark Roche
Title: Managing Director

By:	/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

Signature Page to Ninth Amendment

FIFTH THIRD BANK,
as a Lender

By:	/s/ Richard Butler
Name: Richard Butler
Title: Senior Vice President

Signature Page to Ninth Amendment

MIZUHO BANK LTD.,
as a Lender

By:	/s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

Signature Page to Ninth Amendment

ONEWEST BANK, FSB,
as a Lender

By:	/s/ Sean Murphy
Name: Sean Murphy
Title: Executive Vice President

Signature Page to Ninth Amendment

SUNTRUST BANK,
as a Lender

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

Signature Page to Ninth Amendment

Annex A

(Conditions Precedent)

1.	The Administrative Agent shall have received (which may be by electronic transmission), in form and substance satisfactory to the Administrative Agent, each of the following documents:

(a)	a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Lender, each of the Lenders shown on Schedule 2.01 as having an Elected Commitment Amount on the Amendment Effective Date, the Company, the Parent GP, and the Guarantors (which may be by telecopy or PDF transmission);

(b)	one or more Continuing Guaranty Agreements executed by each of the following (collectively, the “New Subsidiaries”): (i) Whiting Transpetco GP, LLC, Whiting Transpetco LP, LLC, and BreitBurn Oklahoma LLC, and (ii) Transpetco Pipeline Company, L.P. if it becomes a wholly owned subsidiary of the Parent or the Borrower on the Amendment Effective Date;

(c)	(i) one or more Security Agreement Supplements duly executed by the Company and each New Subsidiary; (ii) Oklahoma Mortgage covering the Oil and Gas Properties and real property and fixtures acquired by the Company pursuant to the Whiting Acquisition Agreement, together with executed Mortgage Tax Affidavit in the form required by applicable state authorities; and (iii) such other supplements, documents and instruments that the Administrative Agent shall have requested in order to confirm that security interests and liens in Filing Collateral and Equity Interest Collateral shall have been created and perfected (it being understood that any filing or recordation may occur after the Amendment Effective Date so long as the Administrative Agent has the authority to make such filings and recordations on the Amendment Effective Date); and

(d)	a certificate executed by a Responsible Officer of the Company with respect to the solvency of the Company and its subsidiaries, and a certificate executed by a Responsible Officer of the Parent with respect to the solvency of the Parent and its subsidiaries, in each case on a consolidated basis after giving effect to the Whiting Transactions, this Amendment and any Credit Extension being made on the Amendment Effective Date.

2.	The Administrative Agent shall have received a copy of the fully executed Whiting Acquisition Agreement together with all exhibits and schedules, and all amendments, waivers, supplements and other modifications thereto, which shall have been certified by a Responsible Officer of the Parent as being true and correct and complete.

3.	The Whiting Acquisition has been consummated (or shall be consummated substantially simultaneously with the funding of the requested Loans on the Amendment Effective Date) in accordance with the terms and conditions of the Approved Form of Acquisition Agreement, without giving effect to any modification, amendment, waiver (including, for the avoidance of doubt, exercise by the Company of its option under Section 11.02 of the Acquisition Agreement not to require satisfaction of a condition precedent), supplement, addition or consent that is materially adverse to the Lenders (as reasonably determined by the Lead Arranger) unless approved by the Lead Arranger (such approval not to be unreasonably withheld, delayed or conditioned).

4.	(i) Each of the representations and warranties set forth in Section 8 of this Amendment and in other Loan Documents executed and delivered by the Loan Parties on the Closing Date which constitutes a Specified Representation shall be true and correct in all material respects, and (ii) each Specified Acquisition Agreement Representation shall be true and correct in all material respects.

Annex A to Ninth Amendment

5.	The Lead Arranger and the Administrative Agent shall have received a pro forma statement of consolidated results of operations for the Parent and its consolidated subsidiaries for the four-quarter period most recently ended prior to the Amendment Effective Date for which financial statements are available, and a pro forma balance sheet of the Parent and its subsidiaries as of the last day of such four-quarter period, giving pro forma effect to the Whiting Transactions as if the Whiting Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

6.	The Lead Arranger and the Administrative Agent shall have received copies of statements of revenues and direct operating expenses and notes thereto related to the Assets (as defined in the Whiting Acquisition Agreement) (a) as of and for the three years ended December 31, 2012 and (b) as of and for the six months ended June 30, 2012 and 2013, including any notes and representations delivered in connection therewith.

7.	Payment by the Company of (a) accrued interest, fees and other amounts which are required by the terms of the Credit Agreement to be paid on the Amendment Effective to Departing Lenders, if any, pursuant to Section 3.07(b)(ii) of the Credit Agreement, (b) accrued interest, fees and other amounts which are required by the terms of the Credit Agreement to be paid on the Amendment Effective Date to Lenders as a result of the reallocation of Commitments pursuant to Section 4 hereof on the Amendment Effective Date, and (c) to the extent invoiced at least two business days prior to the Amendment Effective Date, all other fees and expenses due to the Lenders and the Departing Lenders, if any, the Lead Arranger, the Administrative Agent and counsel to the Lead Arranger and the Administrative Agent.

8.	The Administrative Agent shall have received a Notice of Revolving Credit Borrowing together with a Pricing Grid Certificate.

Annex A to Ninth Amendment

Annex B

Post closing obligations

1.	Such customary legal opinions as to this Amendment, the Loan Documents delivered on the Amendment Effective Date and the liens created thereby, the Existing Credit Agreement as amended by this Amendment and the New Subsidiaries (including customary opinions of local counsel) as the Administrative Agent may reasonably request, which opinions shall permit reliance by the permitted assigns of each of the Administrative Agent and the Lenders.

2.	Customary secretary’s certificates for each New Subsidiary, including incumbency, and attaching organizational documents and resolutions, and evidence of good standing in state of organization, and secretary’s certificate for the Company, certifying as to resolutions authorizing the execution and delivery of Loan Documents delivered on the Amendment Effective Date.

Annex B to Ninth Amendment

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Lender’s Share of Elected Commitment Amount	Lender’s Pro Rata Share
Wells Fargo Bank, National Association	$170,000,000.00	12.142857143%
The Bank of Nova Scotia	$95,000,000.00	6.785714286%
Barclays Bank PLC	$95,000,000.00	6.785714286%
Bank of Montreal	$95,000,000.00	6.785714286%
Union Bank, N.A.	$95,000,000.00	6.785714286%
Citibank, N.A.	$65,000,000.00	4.642857143%
JPMorgan Chase Bank, N.A.	$65,000,000.00	4.642857143%
Royal Bank of Canada	$65,000,000.00	4.642857143%
The Royal Bank of Scotland plc	$65,000,000.00	4.642857143%
Sovereign Bank, N.A.	$65,000,000.00	4.642857143%
U.S. Bank National Association	$65,000,000.00	4.642857143%
Compass Bank	$50,000,000.00	3.571428571%
Comerica Bank	$50,000,000.00	3.571428571%
Credit Suisse AG, Cayman Islands Branch	$50,000,000.00	3.571428571%
Sumitomo Mitsui Banking Corporation	$50,000,000.00	3.571428571%
Toronto Dominion (Texas) LLC	$50,000,000.00	3.571428571%
Branch Banking and Trust Company	$35,000,000.00	2.500000000%
Credit Agricole Corporate and Investment Bank	$35,000,000.00	2.500000000%
Fifth Third Bank	$35,000,000.00	2.500000000%
Mizuho Bank Ltd.	$35,000,000.00	2.500000000%
One West Bank, FSB	$35,000,000.00	2.500000000%
SunTrust Bank	$35,000,000.00	2.500000000%
TOTAL	$1,400,000,000.00	100.000000000%

Schedule 2.01

Exhibit C

FORM OF COMPLIANCE CERTIFICATE1

The undersigned authorized officer of BREITBURN OPERATING L.P. (the “Company”), delivers this Certificate pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 7, 2010, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, the administrative agent (the “Administrative Agent”), the financial institutions from time to time party thereto (the “Lenders”), the Company and BreitBurn Energy Partners L.P. (“Parent”) (as the same may be amended, modified or restated from time to time, the “Credit Agreement”). The undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

1.             A review of the activities of Parent and the Company and their Subsidiaries during the period from ______________, 201_ to __________________, 201_ (the “Subject Period”) has been made to obtain the information necessary to execute and deliver this Certificate.

2.             Attached hereto as Attachment 1 are calculations demonstrating compliance with the financial covenants set forth in Sections 8.14, 8.15 and 8.16 of the Credit Agreement, and attached hereto as Attachment 2 is a description of the Company’s and its Subsidiaries’ Derivative Contracts, demonstrating compliance with Section 8.10 of the Credit Agreement.

3.             To the best of the undersigned’s knowledge, information and belief, except as described in Attachment 3 attached hereto: (a) as of the date hereof, no Default or Event of Default exists and no Material Adverse Effect has occurred; and (b) as of the date hereof, Parent, and the Loan Parties are in compliance with the covenants contained in the Credit Agreement.

Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

EXECUTED AND DELIVERED as of ___________ __ , 201_.

BREITBURN OPERATING L.P.,
a Delaware limited partnership

By:
Name:
Title:

1 Note: this form is the same as the form attached to the Credit Agreement as in effect prior to the Ninth Amendment, except that a reference to Section 8.14 has been added to paragraph 2.

Exhibit C - Form of Compliance Certificate	Page 1

ATTACHMENT 1

Financial Covenant Calculations

For the quarter ending on _____________

(Sections 8.14-8.16 of the Credit Agreement)

1.	Total Leverage Ratio

a. Actual:	(i)	Total Indebtedness	$

	(ii)	EBITDAX	$

	(iii)	(1.a(i) / 1.a(ii))	_______to 1.00

b. Required:		Not greater than	_______[2]

2.	Senior Secured Leverage Ratio

a. Actual:	(i)	Senior Secured Indebtedness	$
	(ii)	EBITDAX $

	(iii)	(2.a(i) / 2.a(ii))	_______to 1.00
b. Required:		Not greater than	______________[3]

3.	Current Ratio

a. Actual:	(i)	Current Assets	$

	(ii)	Current Liabilities	$

	(iii)	(3.a(i) / 3.a(ii))	_______to 1.00

b. Required:		At least	1.00 to 1.00

4.	Restricted Payments

a. Restricted Payments made this quarter:	$ ______________

b. Restricted Payments made YTD:	$ ______________

2 Insert the applicable Maximum Total Leverage Ratio as shown on the grid set forth in Section 8.14, less any reductions by reason of Triggering Events.

3 Insert the applicable Senior Secured Leverage Ratio as shown on the grid set forth in Section 8.14, less any reductions by reason of Triggering Events.

Exhibit C - Form of Compliance Certificate	Page 2

ATTACHMENT 2

Derivative Contracts

Exhibit C - Form of Compliance Certificate	Page 3

ATTACHMENT 3

Exhibit C - Form of Compliance Certificate	Page 4